SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 21, 2003

                         RECKSON ASSOCIATES REALTY CORP.
                                       and
                       RECKSON OPERATING PARTNERSHIP, L.P.
           (Exact name of each Registrant as specified in its Charter)

  Reckson Associates Realty Corp. -          Reckson Associates Realty Corp. -
                 Maryland                              11-3233650
Reckson Operating Partnership, L.P. -      Reckson Operating Partnership, L.P. -
                Delaware                               11-3233647
-------------------------------------      -------------------------------------
  (State or other jurisdiction of              (IRS Employer ID Number)
   incorporation or organization)

          225 Broadhollow Road
           Melville, New York                              11747
----------------------------------------                ------------
(Address of principal executive offices)                 (Zip Code)

                                     1-13762
                            ------------------------
                            (Commission File Number)

                                 (631) 694-6900
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 10, 2003, Reckson Associates Realty Corp. (the "Company") announced that it had entered into agreements relating to the disposition of its Long Island industrial building portfolio (the "Disposition") to members of the Rechler family for approximately $315.5 million in cash and other consideration. The transactions contemplated by the agreements were consummated on November 10 and November 12, 2003. As a result, the Company has disposed of all but three of its 95 property, 5.9 million square foot, Long Island industrial building portfolio for approximately $225.1 million in cash and debt assumption and 3,932,111 Class A common units of limited partnership interest of Reckson Operating Partnership, L.P. valued at approximately $90.4 million. Approximately $204 million of cash sales proceeds from the Disposition were used to repay borrowings under the Company's unsecured revolving credit facility (the "Credit Facility"). The remaining cash sale proceeds were applied as a contract deposit on the pending acquisition of 1185 Avenue of the Americas, New York, NY. The remaining three properties, two of which are subject to transfer pursuant to
Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), are anticipated to close within three to six months. Although the Company had considered applying a portion of the cash sale proceeds to redeem its outstanding Series B preferred stock, it no longer anticipates using such cash sale proceeds for this purpose.

         In addition, four of the five remaining options granted to the Company at the time of the Company's IPO to purchase interests in properties owned by Rechler family members (including three properties in which the Rechler family members hold non-controlling interests and one industrial property) were terminated along with the Company's management contracts relating to three of such properties. In return the Company received an aggregate payment from the Rechler family members of $972,000. Rechler family members also extended the term of the remaining option on the property located at 225 Broadhollow Road, Melville, New York (the Company's current headquarters) for five years and released the Company from approximately 15,500 square feet under its lease at this property. In connection with the restructuring of the remaining option the Rechler family members paid the Company $1 million in return for the Company's agreement not to exercise the option during the next three years. As part of the agreement, the exercise price of the option payable by the Company was increased by $1 million. In addition, as part of the transaction, the Rechler family entity was granted rights of first refusal with respect to five vacant land parcels located near the industrial properties for a period of five years.

         In connection with the closing, each of Donald Rechler, Roger Rechler, Gregg Rechler and Mitchell Rechler resigned as an officer of the Company. Mr. Donald Rechler remains a member of the Board of Directors of the Company. In settlement of their employment agreements, these four executives received accelerated vesting of certain equity based awards and an assignment of certain loans owed to the Company, as described below. Additionally, these exiting executives have agreed to provide two-year commitments to assist the Company in the transition and entered into specified non-compete arrangements.

         In addition, the Company also announced certain other management changes and corporate governance enhancements. The reconstituted Board consists of six independent directors and Messrs. Scott and Donald Rechler. The Company has filled the executive positions vacated by the departing Rechler family members by promoting from within.

         In conjunction with this transaction, the Company is also proposing to de-stagger its Board of Directors at its next Annual Shareholders Meeting, to opt out of state anti-takeover provisions and to authorize modification of the ownership limit currently in its charter relating to the "five or fewer rule" under the REIT qualification provisions of the U.S. Internal Revenue Code.

         On November 10, 2003, in connection with the Company's sale of its Long Island industrial building portfolio and the settlement of the employment contracts of the departing Rechler family members, the Company incurred the following restructuring charges: (i) approximately $7.5 million related to outstanding stock loans under the Company's historical long term incentive program ("LTIP") were transferred to the entity that acquired the Long Island industrial building portfolio and approximately $575,000 of loans related to life insurance contracts were extinguished, (ii) approximately $2.9 million paid to the departing Rechler family members in exchange for 127,689, or 100% of their rights to receive shares of Class A common stock that were granted in 2002 and their rights that were granted in 2003 were forfeited in their entirety and
(iii) with respect to two of the departing Rechler family members participating in the Company's March 2003 LTIP, each received 8,681 shares of the Company's Class A common stock related to the service component of their core award which was valued at $399,000 in the aggregate. In addition, if the Company attains its annual performance measure in March 2004, these individuals will also be entitled to each receive 26,041 shares of Class A common stock representing the balance of the annual core award as if they had remained in continuous employment with the Company. The remainder of their core awards, aggregating 208,334 shares of Class A common stock, was forfeited as was the entire amount of their special outperformance component of the March 2003 LTIP.

         A number of shareholder derivative actions have been commenced purportedly on behalf of the Company against the Board of Directors in the Supreme Court of the State of New York, County of Nassau (Lowinger v. Rechler et al., Index No. 01 4162/03 (9/16/03)), the Supreme Court of the State of New York, County of Suffolk (Steiner v. Rechler et al., Index No. 03 32545 (10/2/03) and Lighter v. Rechler et al., Index No. 03 23593 (10/3/03)), the United States District Court, Eastern District of New York (Tucker v. Rechler et al., Case No. cv 03 4917 (9/26/03), Clinton Charter Township Police and Fire Retirement System
v. Rechler et al., Case No. cv 03 5008 (10/1/03) and Teachers' Retirement System of Louisiana v. Rechler et al., Case No. cv 03 5178 (10/14/03)) and the Circuit Court for Baltimore County (Sekuk Global Enterprises Profit Sharing Plan v. Rechler et al., Civil No. 24-C-03007496 (10/16/03), Hoffman v. Rechler et al., 24-C-03-007876 (10/27/03) and Chirko v. Rechler et al., 24-C-03-008010
(10/30/03)), relating to the sale of the Long Island Industrial Portfolio to certain members of the Rechler family. The complaints allege, among other things, that the process by which the directors agreed to the transaction was not sufficiently independent of the Rechler family and did not involve a "market check" or third party auction process and as a result was not for adequate consideration. The Plaintiffs seek similar relief, including a declaration that the directors violated their fiduciary duties, an injunction against the transaction and damages. The Company believes that complaints are without merit.

         The descriptions of the Disposition contained in the Company's current reports on Form 8-K filed with the Securities and Exchange Commission on September 18, 2003, October 1, 2003 and October 22, 2003 and the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2003 are incorporated herein by reference. The information in this current report on Form 8-K supplements and amends the information contained in those previously filed reports.

ITEM 5.  OTHER EVENTS AND REQUIRED REGULATION FD DISCLOSURE

         On November 10, 2003, the Company entered into a contract to acquire 1185 Avenue of the Americas, a 42-story, 1.1 million square foot Class A office tower, located between 46th and 47th Streets in New York City for $321 million. The building is presently encumbered by a $202 million mortgage and $48 million of mezzanine debt that the Company would assume at closing. The balance of the purchase price would be paid through an advance under the Credit Facility. The floating rate mortgage and mezzanine debt both mature in August 2004 and presently have a weighted average interest rate of 4.95%. The property is also encumbered by a ground lease which has a remaining term of approximately 40 years (inclusive of a 20 year extension term exercisable by the Company as lessee) with rent scheduled to be re-set at the end of 2005. The closing is subject to customary consents and conditions. There can be no assurance that the transaction will be cosummated.

         The Company has also entered into a contract to sell 538 Broadhollow Road, Melville, New York, a 181,000 square foot office property located on Long Island for approximately $24.3 million that is scheduled to close during the fourth quarter of 2003. Net proceeds from the sale will be used to repay borrowings under the Credit Facility. The closing is subject to customary consents and conditions. There can be no assurance that this transaction will be consummated.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements

         Report of Independent Auditors


BOARD OF DIRECTORS AND STOCKHOLDERS
RECKSON ASSOCIATES REALTY CORP.

We have audited the statement of revenues and certain expenses of 1185 Avenue of the Americas, New York, NY (the "Company") for the year ended December 31, 2002. The financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in form 8-K of Reckson Associates Realty Corp., and is not intended to be a complete presentation of the Company's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Company, as described in Note 1, for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.


                                               Beck & Company, LLC

New York, New York
November 18, 2003

         Statement of Revenues and Certain Expenses of 1185 Avenue of the Americas, New York, New York for the nine months ended September 30, 2003 (unaudited) and the year ended December 31, 2002 and related notes


                                                                (Unaudited)
                                                  Year            Nine Months
                                                  Ended              Ended
                                                12/31/02            9/30/03
                                               -----------        -----------
Revenues:
  Rents (Note 3)                               $34,808,634        $27,926,298
  Tenant escalations and reimbursements          5,814,932          4,971,903
  Other                                            797,772            694,031
                                               -----------        -----------
Total revenues                                  41,421,338         33,592,232
                                               -----------        -----------

Expenses:
  Real estate taxes                              7,800,891          6,501,768
  Utilities                                      3,925,589          3,508,047
  Cleaning                                       1,844,666          1,517,475
  Insurance                                      1,025,046          1,338,897
  Ground rent (Note 5)                             811,826            608,871
  Salaries and benefits                            956,272            764,804
  Repairs and maintenance                          882,496            616,873
  General and administrative                       873,526            709,339
                                               -----------        -----------
Total certain expenses                          18,120,312         15,566,074
                                               -----------        -----------
Revenues in excess of certain expenses         $23,301,026        $18,026,158
                                               ===========        ===========

See notes to the financial statement.

                          1185 AVENUE OF THE AMERICAS
             NOTES TO THE STATEMENT OF REVENUES AND CERTAIN EXPENSES

1. Organization and Significant Accounting Policies
   ------------------------------------------------

Presented herein is the statements of revenues and certain expenses related to the operation of an office building located at 1185 Avenue of the Americas, New York, NY (the "Property"). On November 10, 2003, Reckson Associates Realty Corp., entered into an agreement to acquire the Property, closing is expected to occur in December 2003.

The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by the Company in the proposed future operations of the aforementioned property. Items excluded consist of interest, depreciation, amortization and other expenses not directly associated with the future operations.

2. Use of Estimates in the Preparation of Financial Statements
   -----------------------------------------------------------

The preparation of the statement of revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

3. Revenue Recognition
   -------------------

Minimum rental income is generally recognized on a straight-line basis over the term of the lease. Space is leased to tenants under leases ranging from 1 to 20 years. Rental income is recognized over the terms of the leases as it is earned. The leases generally also require that the tenant reimburse the landlord for increases in certain operating costs and real estate taxes above base year costs.

Five tenants individually occupy in excess of 10% and in the aggregate approximately 56% of the rentable space in the Property. Revenues therefrom aggregated approximately 53% of the Property's annual base rent. These leases expire at various dates between December 2005 and October 2013.

4. Future Rental Income
   --------------------

Future minimum rental payments due from tenants under non-cancelable operating leases as of December 31, 2002 are as follows:

                  Year Ended
                  ----------
                     2003           $ 35,020,000
                     2004             35,982,000
                     2005             35,839,000
                     2006             34,276,000
                     2007             33,072,000
                  Thereafter         193,993,000
                                    ------------
                                    $368,182,000
                                    ------------

                           1185 AVENUE OF THE AMERICAS
             NOTES TO THE STATEMENT OF REVENUES AND CERTAIN EXPENSES

5. Land Lease
   ----------

The Company leases, pursuant to a non-cancelable net operating lease, the land under and surrounding the building for a term that expires on November 30, 2020. At the Company's option, the lease may be extended until June 27, 2043.

The land lease requires annual base rentals of $725,000 payable in quarterly installments of $181,250 through November 30, 2005. Thereafter, the annual base rent increases to the greater of (a) $825,000 or (b) 7% of the fair market value of one of the land parcels (as defined in the lease) through the lease expiration including the term of the extension.

The land lease also requires quarterly payments of additional rent during the period October 1, 2005 through July 1, 2010. Additional rent is determined as the greater of (a) $28,493 per annum or (b) the quotient arrived at after taking the difference between the fair market value base rent described above for a 520 day period less $1,175,342 and dividing the result thereof, by five.

Future minimum rental payments due from the Company under the land lease as of December 31, 2002 are as follows:

                  Year Ended
                  ----------
                     2003           $    725,000
                     2004                725,000
                     2005                757,123
                     2006                853,493
                     2007                853,493
                  Thereafter          10,717,939
                                    ------------
                                    $ 14,632,048
                                    ------------

6. Unaudited Interim Financial Statement
   -------------------------------------

The financial statement for the nine months ended September 30, 2003 is unaudited, however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments), necessary for a fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

         (b) Pro forma financial information.

                         RECKSON ASSOCIATES REALTY CORP.
                         PRO FORMA FINANCIAL INFORMATION
                                   (Unaudited)

The accompanying financial statements present the unaudited pro forma balance sheet of Reckson Associates Realty Corp. as of September 30, 2003 and the unaudited pro forma statements of income for the year ended December 31, 2002 and the nine months ended September 30, 2003.

The unaudited pro forma balance sheet as of September 30, 2003 is presented as if the Disposition transaction, the acquisition of 1185 Avenue of the Americas, and the sale of 538 Broadhollow Road, Melville New York had occurred on September 30, 2003. The unaudited pro forma statements of income for the year ended December 31, 2002 and the nine months ended September 30, 2003 are presented as if the Disposition transaction, the acquisition of 1185 Avenue of the Americas, and the sale of 538 Broadhollow Road, Melville New York had occurred as of January 1, 2002 and carried forward through September 30, 2003.

The pro forma information is unaudited and is not necessarily indicative of the results which actually would have occurred if the aforementioned transactions had been consummated at the beginning of the period presented, nor does it purport to represent the financial position and results of operations for future periods. The pro forma information should be read in conjunction with the historical financial statements of Reckson Associates Realty Corp.


                                                                               Pro Forma adjustments
                                                                        -----------------------------------
                                                           Reckson                                                   Pro forma
                                                          Historical                                                 Condensed
                                                             (A)           (B)            (C)
                                                         -----------    ---------      ---------    ---------      ------------
ASSETS:
Commercial real estate properties, at cost:
  Land                                                   $   386,512    $              $            $              $    386,512
  Building and improvements                                2,241,511                     343,747                      2,585,258
Developments in progress:
  Land                                                        89,450                                                     89,450
  Development costs                                           61,372                                                     61,372
Furniture, fixtures and equipment                             11,300                                                     11,300
                                                         -----------    ---------      ---------    ---------      ------------
                                                           2,790,145            0        343,747            0         3,133,892
Less accumulated depreciation                               (446,522)                                                  (446,522)
                                                         -----------    ---------      ---------    ---------      ------------
Investment in real estate, net of accumulated
  depreciation                                             2,343,623            0        343,747            0         2,687,370

Properties and related assets held for sale, net of
  accumulated depreciation                                   202,521     (202,521)(a)                                         0
Investments in real estate joint ventures                      5,844                                                      5,844
Investments in mortgage notes and notes receivable            70,425                                                     70,425
Investments in service companies and affiliate loans
  and joint ventures                                          72,054                                                     72,054
Cash and cash equivalents                                     24,623        9,584 (a)    (10,000)       2,000 (e)        26,207
Tenant receivables                                            14,842                                                     14,842
Deferred rents receivable                                    109,622                                                    109,622
Prepaid expenses and other assets                             33,773                      20,406                         54,179
Contract and land deposits and pre-acquisition costs             128                                                        128
Deferred leasing and loan costs                               64,619                                                     64,619
                                                         -----------    ---------      ---------    ---------      ------------
TOTAL ASSETS                                             $ 2,942,074    $(192,937)     $ 354,153    $   2,000      $  3,105,290
                                                         ===========    =========      =========    =========      ============

LIABILITIES:
Mortgage notes payable                                   $   725,002    $              $ 250,000    $              $    975,002
Mortgage notes payable and other liabilities
  associated with properties held for sale                     9,107       (9,107)(a)                                         0
Unsecured credit facility                                    374,000     (228,000)(a)     63,000                        209,000
Senior unsecured notes                                       499,409                                                    499,409
Accrued expenses and other liabilities                        84,860                      41,153       12,000(b,e)      138,013
Dividends and distributions payable                           31,606                                                     31,606
                                                         -----------    ---------      ---------    ---------      ------------
TOTAL LIABILITIES                                          1,723,984     (237,107)       354,153       12,000         1,853,030
                                                         -----------    ---------      ---------    ---------      ------------

Minority partners' interests in consolidated
  partnerships                                               234,377                                                    234,377
Preferred unit interest in the operating partnership          19,662                                                     19,662
Limited partners' minority interest in the operating
  partnership                                                 69,410      (90,439)(a)                  56,382 (c)        35,353
                                                         -----------    ---------      ---------    ---------      ------------
                                                             323,449      (90,439)             0       56,382           289,392
                                                         -----------    ---------      ---------    ---------      ------------
Commitments and contingencies                                     --                                                         --

STOCKHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 25,000,000 shares
  authorized
  Series A preferred stock, 8,834,500 shares issued
    and outstanding                                               88                                                           88
  Series B preferred stock, 2,000,000 shares issued
    and outstanding                                               20                                                           20

Common Stock, $.01 par value, 100,000,000 shares
  authorized
  Class A common stock, 48,012,988 shares issued and
    outstanding                                                  481                                                          481
  Class B common stock, 9,915,313 shares issued and
    outstanding                                                   99                                                           99

Additional paid in capital                                   957,907      134,609 (d)                 (10,000)(b,e)     1,026,134
                                                                                                      (56,382)(c)

Treasury stock                                               (63,954)                                                     (63,954)
                                                         -----------    ---------      ---------    ---------        ------------
Total Stockholders Equity                                    894,641      134,609              0      (66,382)            962,868
                                                         -----------    ---------      ---------    ---------        ------------

Total Liabilities and Stockholders' Equity               $ 2,942,074    $(192,937)     $ 354,153    $   2,000        $  3,105,290
                                                         ===========    =========      =========    =========        ============


            The accompanying note's and management's assumptions are
                       an integral part of this statement

                         RECKSON ASSOCIATES REALTY CORP.
                        NOTES TO PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 2003
                                   (Unaudited)

(A) Represents the historical balance sheet of Reckson Associates Realty Corp. at September 30, 2003.

(B) Represent adjustments to remove the assets and liabilities as a result of the Disposition and the sale of 538 Broadhollow Road as if the Disposition and the sale of 538 Broadhollow Road occurred on September 30, 2003.

         (a) To record the Disposition transaction and the sale of 538 Broadhollow Road as if the Disposition and the sale of 538 Broadhollow Road occurred on September 30, 2003.

                    Sales Price                                        $339,840
                    Repayment on unsecured credit facility             (228,000)
                    Assignment of secured debt to purchaser              (6,077)
                    Retirement of limited partners minority interest    (90,439)
                    Estimated transactional costs                        (5,740)
                    Remaining cash proceeds                               9,584

         (b) To accrue approximately $11 million for the future settlement of employment contracts and for anticipated restructure costs related to the Disposition.

         (c) To record the reallocation of general and limited partnership interests in the operating partnership, at September 30, 2003 of approximately $56.4 million, based on percentage of ownership giving effect to the Disposition transaction, the sale of 538 Broadhollow Road and retirement of 3,932,111 common units of limited partnership interest.

         (d) To record the anticipated realized gain resulting from the Disposition transaction and the sale of 538 Broadhollow Road .

                    Sales Price                                        $339,840
                    Estimated transactional costs                        (5,740)
                    Assets disposed of net of liabilities              (199,491)
                                                                       --------
                                                                       $134,609
                                                                       ========

         (e) To record cash proceeds anticipated to be received in consideration for the termination by Reckson of four options to acquire interests in properties owned by Rechler family members and to amend the terms on which Reckson can exercise a fifth option to acquire the property located at 225 Broadhollow Road, Melville, N.Y. (Reckson's current headquarters).

(C) To record the acquisition of 1185 Avenue of the Americas had the acquisition occurred on September 30, 2003. Such acquisition is inclusive of an estimated purchase price allocation of approximately $20.4 million to real estate intangible assets and approximately $41.1 million to liabilities recorded in accordance with FAS 141 / 142.

                                                                               Pro Forma adjustments
                                                                        -----------------------------------
                                                           Reckson                                                  Pro forma
                                                          Historical                                                Condensed
                                                            (A)             (B)           (C)
                                                         ----------     ---------      ---------    ---------      ---------
REVENUES:
Property operating revenues:
  Base rents                                             $   437,393    $ (42,085)     $  34,808    $   8,233 (I)  $    441,530
                                                                                                        3,181 (H)
  Tenant escalations and reimbursements                       60,689       (5,248)         5,815                         61,256
                                                         -----------    ---------      ---------    ---------      ------------
Total property operating revenues                            498,082      (47,333)        40,623       11,414           502,786

Interest income on mortgage notes and notes receivable         6,279                                                      6,279
Investment and other income                                    1,731         (690)           798        1,788 (D)         3,627
                                                         -----------    ---------      ---------    ---------      ------------
  TOTAL REVENUES                                             506,092      (48,023)        41,421       13,202           512,692
                                                         -----------    ---------      ---------    ---------      ------------

EXPENSES:
Property operating expenses                                  175,041      (12,011)        17,246                        180,276
Marketing, general and administrative                         31,578       (2,364)           874       (3,963)(D)        26,125
Interest                                                      88,585         (611)                     12,375 (F)        95,201
                                                                           (7,114)(E)                   1,966 (C)
Depreciation and amortization                                112,341       (9,896)                      2,329 (I)       115,541
                                                                                                       10,767 (C)
                                                         -----------    ---------      ---------    ---------      ------------
  TOTAL EXPENSE                                              407,545      (31,996)        18,120       23,474           417,143
                                                         -----------    ---------      ---------    ---------      ------------

Income before minority interests, preferred dividends
and distributions, equity in earnings of real estate
joint ventures and service companies, gain on sales
of real estate, discontinued operations and
extraordinary loss                                            98,547      (16,027)        23,301      (10,272)           95,549

Minority partners' interests in consolidated
  partnerships                                               (18,730)                                                   (18,730)
Distributions to preferred unit holders                       (1,288)                                                    (1,288)
Limited partners' minority interest in the operating
  partnership                                                 (6,238)                                   3,294 (G)        (2,944)
Equity in earnings of real estate joint ventures and
  service companies                                            1,113                                                      1,113
Gain on sales of real estate                                     537                                                        537
                                                         -----------    ---------      ---------    ---------      ------------

Income before discontinued operations, extraordinary
  loss and preferred dividends                                73,941      (16,027)        23,301       (6,978)           74,237

Discontinued operations (net of limited partners' minority interest):

  Income from discontinued operations                            495                                       38 (G)           533
  Gain on sales of real estate                                 4,267                                      328 (G)         4,595
                                                         -----------    ---------      ---------    ---------      ------------

Income before extraordinary loss and dividends to
  preferred shareholders                                      78,703      (16,027)        23,301       (6,612)           79,365
Extraordinary loss on extinguishment of debts (net of
  limited partners' minority interest)                        (2,335)                                    (138)(G)        (2,473)
                                                         -----------    ---------      ---------    ---------      ------------

Net income                                                    76,368      (16,027)        23,301       (6,750)           76,892
Dividends to preferred shareholders                          (21,835)                                                   (21,835)
                                                         -----------    ---------      ---------    ---------      ------------
Net income allocable to common shareholders              $    54,533    $ (16,027)     $  23,301    $  (6,750)     $     55,057
                                                         ===========    =========      =========    =========      ============

Net income allocable to:
  Class A common                                         $    41,604                                               $     42,004
  Class B common                                              12,929                                                     13,053
                                                         -----------                                               ------------
Total                                                    $    54,533                                               $     55,057
                                                         ===========                                               ============

Basic net income per weighted average share:
  Class A common                                         $      0.79                                               $       0.80
  Gain on sales of real estate                                  0.01                                                       0.01
  Discontinued operations                                       0.07                                                       0.08
  Extraordinary loss                                           (0.03)                                                     (0.04)
                                                         -----------                                               ------------

  Basic net income per Class A common                    $      0.84                                               $       0.85
                                                         ===========                                               ============

  Class B common                                         $      1.21                                               $       1.22
  Gain on sales of real estate                                  0.01                                                       0.01
  Discontinued operations                                       0.11                                                       0.12
  Extraordinary loss                                           (0.05)                                                     (0.06)
                                                         -----------                                               ------------

  Basic net income per Class B common                    $      1.28                                               $       1.29
                                                         ===========                                               ============

Basic weighted average common shares outstanding:
  Class A common                                          49,669,000                                                 49,669,000
  Class B common                                          10,122,000                                                 10,122,000

Diluted net income per weighted average common share:
  Class A common                                         $      0.83                                               $       0.84
                                                         ===========                                               ============
  Class B common                                         $      0.90                                               $       0.92
                                                         ===========                                               ============

Diluted weighted average common shares outstanding:
  Class A common                                          49,968,000                                                 49,968,000
  Class B common                                          10,122,000                                                 10,122,000

            The accompanying note's and management's assumptions are
                       an integral part of this statement

                         RECKSON ASSOCIATES REALTY CORP.
                     NOTES TO PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                   (Unaudited)

(A) Represents the historical statement of income of Reckson Associates Realty Corp. for the year ended December 31, 2002.

(B) Represents adjustments to remove the results of operations from the Disposition properties and 538 Broadhollow Road as if such transactions occurred on January 1, 2002.

(C) Represents adjustments from the purchase of 1185 Avenue of the Americas had this acquisition occurred on January 1, 2002 to (i) add the results of operations, (ii) to record depreciation expense based on an estimated useful life of 30 years and (iii) to record interest expense incurred on the Company's Credit Facility.

(D) To adjust for general and administrative expenses and service company overhead, included in other income, which would be avoided as a result of the Disposition and sale of 538 Broadhollow Road had the Disposition and sale of 538 Broadhollow Road occurred on January 1, 2002.

(E) To adjust for interest expense which would have been avoided if the unsecured credit facility had been repaid using the proceeds from the Disposition and sale of 538 Broadhollow Road had the Disposition and sale of 538 Broadhollow Road occurred on January 1, 2002.

(F) To adjust for interest expense which would have been incurred from the assumption of $250 million of debt related to the 1185 Avenue of the Americas acquisition.

(G) To adjust the allocation of income under the limited partnership agreement had the Disposition and sale of 538 Broadhollow Road occurred on January 1, 2002.

(H) Rental income from 1185 Avenue of the Americas adjusted to reflect straight-line amounts related to the purchase of 1185 Avenue of the Americas.

(I) Reflects the FAS 141 / 142 adjustment to rental income and amortization expense related to the purchase of 1185 Avenue of the Americas.


                                                                               Pro Forma adjustments
                                                                        -----------------------------------
                                                           Reckson                                                 Pro forma
                                                          Historical                                               Condensed
                                                             (A)           (B)          (C)
                                                         -----------    ---------    ---------    ---------       ------------
REVENUES:
Property operating revenues:
  Base rents                                             $   288,202    $            $  27,926    $   6,174 (H)   $    323,875
                                                                                                      1,573 (G)
  Tenant escalations and reimbursements                       44,817                     4,972                         49,789
                                                         -----------    ---------    ---------    ---------       ------------
Total property operating revenues                            333,019            0       32,898        7,747            373,664

Interest income on mortgage notes and notes receivable         4,814                                                     4,814
Investment and other income                                   13,769                       694        1,472 (D)         15,935
                                                         -----------    ---------    ---------    ---------       ------------
  TOTAL REVENUES                                             351,602            0       33,592        9,219            394,413
                                                         -----------    ---------    ---------    ---------       ------------

EXPENSES:
Property operating expenses                                  134,787                    14,857                         149,644
Marketing, general and administrative                         24,755                       709       (3,953)(D)         21,511
Interest                                                      61,170                                  9,281 (E)         71,671
                                                                                                      1,220 (C)

Depreciation and amortization                                 82,845                                  1,747 (H)         92,667
                                                                                                      8,075 (C)
                                                         -----------    ---------    ---------    ---------       ------------
  TOTAL EXPENSES                                             303,557            0       15,566       16,370            335,493
                                                         -----------    ---------    ---------    ---------       ------------

Income before minority interests, preferred dividends
  and distributions, equity (loss) in earnings of real
  estate joint ventures and service companies, gain on
  sales of depreciable real estate assets and
  discontinued operations                                     48,045            0       18,026       (7,151)            58,920

Minority partners' interests in consolidated
  partnerships                                               (13,404)                                                  (13,404)
Distributions to preferred unit holders                         (820)                                                     (820)
Limited partners' minority interest in the operating
  partnership                                                 (1,869)      (1,203)                    1,002 (F)         (2,070)
Equity (loss) in earnings of real estate joint
  ventures and service companies                                 (30)                                                      (30)
Gain on sales of depreciable real estate assets
                                                         -----------    ---------    ---------    ---------       ------------

Income before discontinued operations and preferred
  dividends                                                   31,922       (1,203)      18,026       (6,149)            42,596

Discontinued operations (net of limited partners'
  minority interest):
  Income from discontinued operations                         10,285      (10,285)                                           0
                                                         -----------    ---------    ---------    ---------       ------------

Net income                                                    42,207      (11,488)      18,026       (6,149)            42,596
Dividends to preferred shareholders                          (15,950)                                                  (15,950)
                                                         -----------    ---------    ---------    ---------       ------------

Net income allocable to common shareholders              $    26,257    $ (11,488)   $  18,026    $  (6,149)      $     26,646
                                                         ===========    =========    =========    =========       ============

Net income allocable to:
  Class A common                                         $    19,977                                              $     20,273
  Class B common                                               6,280                                                     6,373
                                                         -----------                                              ------------

Total                                                    $    26,257                                              $     26,646
                                                         ===========                                              ============

Basic net income per weighted average share:
  Class A common                                         $      0.26                                              $       0.42
  Gain on sales of depreciable real estate assets                 --                                                        --
  Discontinued operations                                       0.16                                                        --
                                                         -----------                                              ------------

  Basic net income per Class A common                    $      0.42                                              $       0.42
                                                         ===========                                              ============

  Class B common                                         $      0.38                                              $       0.64
  Gain on sales of depreciable real estate assets                 --                                                        --
  Discontinued operations                                       0.25                                                        --
                                                         -----------                                              ------------

  Basic net income per Class B common                    $      0.63                                              $       0.64
                                                         ===========                                              ============

Basic weighted average common shares outstanding:
  Class A common                                          48,069,657                                                48,069,657
  Class B common                                           9,915,313                                                 9,915,313

Diluted net income per weighted average common share:
  Class A common                                         $      0.41                                              $       0.42
                                                         ===========                                              ============
  Class B common                                         $      0.45                                              $       0.47
                                                         ===========                                              ============

Diluted weighted average common shares outstanding:
  Class A common                                          48,205,207                                                48,205,207
  Class B common                                           9,915,313                                                 9,915,313


            The accompanying note's and management's assumptions are
                       an integral part of this statement

                         RECKSON ASSOCIATES REALTY CORP.
                     NOTES TO PRO FORMA STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (Unaudited)

(A) Represents the historical statement of income of Reckson Associates Realty Corp. for the nine months ended September 30, 2003.

(B) Represent adjustments to remove the results of operations from the Disposition properties and 538 Broadhollow Road as if such transactions occurred on January 1, 2002.

(C) Represents adjustments from the purchase of 1185 Avenue of the Americas had this acquisition occurred on January 1, 2002 to (i) add the results of operations, (ii) to record depreciation expense based on an estimated useful life of 30 years and (iii) to record interest expense incurred on the Company's Credit Facility.

(D) To adjust for general and administrative expenses and service company overhead included in other income, which would be avoided as a result of the Disposition and sale of 538 Broadhollow Road had the Disposition and sale of 538 Broadhollow Road occurred on January 1, 2002.

(E) To adjust for interest expense which would have been incurred from the assumption of $250 million of debt related to the 1185 Avenue of the Americas acquisition.

(F) To adjust the allocation of income under the limited partnership agreement had the Disposition and sale of 538 Broadhollow Road occurred on January 1, 2002.

(G) Rental income from 1185 Avenue of the Americas adjusted to reflect straight-line amounts related to the purchase of 1185 Avenue of the Americas.

(H) Reflects the FAS 141 / 142 adjustment to rental income and amortization expense related to the purchase of 1185 Avenue of the Americas

                  (c) Exhibits The following exhibits are filed as part of this report:

         10.1 Purchase and Sale Agreement, dated as of November 10, 2003, between Reckson 1185 Avenue of the Americas LLC and 1185 Sixth LLC

         23.1     Consent of Beck & Company LLC

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RECKSON ASSOCIATES REALTY CORP.


                                            By: /s/ Michael Maturo
                                                --------------------------------
                                                Michael Maturo
                                                Executive Vice President
                                                and Chief Financial Officer


                                            RECKSON OPERATING PARTNERSHIP, L.P.


                                            By: Reckson Associates Realty Corp.,
                                                its General Partner


                                            By: /s/ Michael Maturo
                                                --------------------------------
                                                Michael Maturo
                                                Executive Vice President
                                                and Chief Financial Officer

Date:  November 21, 2003

                                  EXHIBIT INDEX

EXHIBIT NUMBER                     DESCRIPTION

10.1 Purchase and Sale Agreement, dated as of November 10, 2003, between Reckson 1185 Avenue of the Americas LLC and 1185 Sixth LLC.

23.1              Consent of Beck & Company LLC